INVESTOR PRESENTATION June 2020 Talison Row at Daniel Island, South Carolina Exhibit 99.1

Table of Contents IRT Overview Enterprise Snapshot 2 Addressing COVID-19 3 – 6 Key Assumptions 7 Highlighting IRT’s Competitive Advantage 8 – 13 Value Add Program / Case Studies 14 – 19 Capital Structure 20 Conclusion 21 Appendix Market Statistics 23 – 24 Market Profiles 25 – 32 Value Add Summary 33 Demographic Profile 34 Sustainability Commitment 35 Definitions and Non-GAAP Financial Measure Reconciliations 36 – 37 Forward-Looking Statement 38

IRT Enterprise Snapshot (1) OWN AND OPERATE Average community age 19 years 58 Communities 15,805 Units $1.9B In gross assets PORTFOLIO SUMMARY SAME STORE HIGHLIGHTS NOI growth: 7.0% (2) Average effective rent $1,089 (3) Average occupancy: 92.7% (3) VALUE ADD SUMMARY 23 communities identified for redevelopment, 12 projects ongoing and 11 projects on hold 16.3% return on investments made to date (4) As of 3/31/2020, except as otherwise noted.  Represents year-over-year change, comparing Q1 2020 same store results to Q1 2019. Represents Q1 2020 average effective rent and Q1 2020 average occupancy. Calculated using the rent premium per month, multiplied by 12, divided by the total renovation cost per unit.

Addressing COVID-19 Thornhill Apartments, Raleigh, NC

IRT’s Response to COVID-19 Impact Closely following CDC guidelines to ensure resident and employee safety Practicing social distancing, closing common areas to residents and community offices to non-employees, and repetitive deep cleaning of commonly used surfaces Identified opportunities to rotate onsite staff, while maintaining full attention to resident and property needs Focused on the well-being of current and future residents Engaging with existing residents on lease renewals and prospects for new leases Creating payment plans, waiving late fees and halting evictions for certain residents experiencing financial hardship Improving the quality and availability of virtual tours, with a higher conversion rate to signed applications compared to one year ago (45% in May 2020 vs. 30% in May 2019) Well-positioned to navigate this period of uncertainty February 2020 forward sale of 10,350,000 shares of common stock provides undrawn financial resources of ~$101m Paused efforts behind select value add and capital recycling programs, focused on preserving capital; expect to realize capex savings of $10.2m for FY20 versus originally projected Rightsized dividend, allowing for accelerated deleveraging efforts and cash retention of ~$23m annually Ample liquidity, including unrestricted cash, of $248m as of May 31st

Resilient Portfolio to Weather Near-Term Impact Real Estate / Liquidity Metrics (1)(2) (1)    All collection metrics presented are for our total portfolio in the period presented. (2)    All collection metrics are based on IRT’s internal data, which management uses to monitor property performance on a daily or weekly basis. (3)    Payment plans allow residents to defer between 25% and 75% of their monthly rent for between 1 and 3 months. Residents must provide evidence of hardship and commit to a full 12-month lease term, which allows deferred payments to be repaid over a longer remaining lease term. As of May 31, 2020: (1) 199 payment plans were signed representing 0.6% and 0.8% of April and May rental collections, respectively; (2) on average residents are deferring 56% of their monthly rent for an average period of 2.7 months with an average repayment period of 9.5 months; and (3) there were 84 residents who have been approved for deferred payment plans but the payment deferred payment plan has not yet been signed representing 0.2% and 0.4% of April and May rental collections, respectively. (4)    As of the last day of the period presented.

Financial Flexibility to Fund Our Long-Term Growth Strategy Identified 7,136 units under Phase I, II, and III of value add program Completed renovations at 3,025 units Across 17 communities Generated rent increase of 18.3% Recognized ROI of 16.3% Paused renovations on 2,477 units Across 11 communities Expect to realize savings of $10.2 million for FY20 versus originally projected Market conditions continue to be evaluated Ongoing renovations on 3,656 units Across 12 communities Achieved 16.5% ROI on completed units at these communities Demand for upgraded units continue The Village at Auburn Apartments, Durham, NC Selective Approach to Our Value Add Opportunities (1) (1) Value add data as presented in IRT’s Q1 2020 Earnings Release and Supplemental Information, filed as Form 8-K on May 6, 2020

Key Assumptions to Consider for Q2 and FY20 Moderating rent growth in Q2, in order to support near-term occupancy Continued cost mitigation efforts, including lower property operating expenses Pausing a portion of value add initiatives, resulting in $10.2 million in reduced capex No assumed capital recycling activity for the second quarter A lower interest rate environment and therefore, lower interest expense Retention of capital from the rightsized dividend, allowing for accelerated deleveraging The Adley Craig Ranch, Texas

Highlighting IRT’s Competitive Advantage

Resilient Portfolio and Business Model Positioned for Long-Term Value Creation Clear investment strategy focused on middle-market communities which offer affordable high-quality product with attractive amenities Strong portfolio of assets in non-gateway markets which offer a resident-first approach in multifamily communities Flexible investment opportunities, including value add & capital recycling programs, implemented when appropriate to realize outsized returns Simple capital structure and strong balance sheet, with ample liquidity and no significant near-term debt maturities

Clear Investment and Ownership Strategy Assets Our Focus: Well-located middle-market communities, likely to benefit from: Robust management platform, including revenue management Operational expertise Economies of scale Markets Our Focus: Targeted submarkets within non-gateway markets exhibiting: Strong apartment demand Limited new construction Strong economic indicators We Look For: Strong employment drivers Population growth & positive net migration trends Well-rated schools Attractive rent vs. buy dynamics Mature, infill locations with high barriers to entry We Look For: Mid-rise/garden style (150–500) units with attractive amenities Acquire properties at less than replacement cost Opportunities for repositioning or updating through capital expenditures Ability to apply tailored marketing and management strategies to attract and retain residents and increase rents Focused approach on identifying the right assets in the right markets Leading To Increased Property Level NOI – Stable Occupancy Rates, Above Average Rent Growth and Reduced Expenses

Portfolio Scale and Platform Deliver Operational Excellence IRT’s Management Platform: Manage all 58 communities Capitalizing on economies of scale through regional managers’ ability to be on-site, which results in cost management efficiencies Algorithmic-based revenue optimization Regional management team averages over 20 years of experience Scale & regional strategy drive long-term margin accretion Management platform differentiates IRT and drives resident retention $1,084 avg. effective monthly rent across the same store portfolio Class A properties Class B properties IRT Corporate Office $1,353 avg. rent per unit across Class A communities $1,019 avg. rent per unit across Class B communities Q1 2020 NOI Contribution by Asset Class

Well-Positioned in Affordable, Highly Defensive Middle Market Communities A B C Higher income residents move down in a recession Renters move down to Class B as rent increases outstrip income growth Capture households moving down in a recession Capture seniors who sell homes to fund retirement Capture individuals/families moving up with career progression Lower income residents move up as income grows Sample IRT Resident Demographic: Value driven Middle income category Renters by necessity IRT Residents Require Accommodations That Are: Affordable Well maintained, spacious, comfortable, clean and modern Equipped with state-of-the-art amenities Conveniently located Class B Positioning: Most opportunity to consistently increase rents Less exposure to homeownership Less likely to be impacted from new construction

Stable Cash Flow Profile Source: Costar Q1 2020 Data Release Gateway Markets represent an arithmetic average of New York, Washington DC, San Francisco and Los Angeles. IRT weighted averages are based on unit count as of 3/31/2020 Annual Change in Effective Rent (IRT Markets vs. the National Average, Gateway Markets and Selected Asset Class Segments) Supply and Demand fundamentals in IRT’s markets have resulted in a more stable rent profile through multiple economic cycles, as compared to gateway markets and Class A properties. (1) (2) Supply and Demand fundamentals in IRT’s markets have resulted in a more stable rent profile through multiple economic cycles, as compared to Gateway Markets and Class A properties.

Flexible Approach to Our Value Add Opportunity After Before At a Glance While 11 of 23 value add projects are currently on hold, this remains a core part of IRT’s strategy to maximize portfolio value Opportunity Approximately 7,136 units identified for redevelopment across 23 properties creating outsized NOI growth Current Status Due to market uncertainty, we paused renovations at 11 communities until market demand returns 2020 Investment With a pause of renovations, we now expect to complete 1,100 units with $11 million in capex Long-Term Investment Estimate a total investment of approximately $56 million across those projects that are currently ongoing Expected Return In total, we expect 15-20% return on investment, unlocking an additional $3.7 million in annual NOI(1)(2) from the ongoing renovation projects This additional NOI is expected to be fully realized within 12 months of the completion of all projects. These projections constitute forward-looking information. See “Forward-Looking Statements” on slide 38.

Value Add Case Study: The Village at Auburn – Project Overview Before After Acquired asset in Durham, NC for $43m in June 2017 Middle market asset with 328 units that fit perfectly with long-term investment criteria Attractive Durham submarket, combination of universities and corporations, supported by healthy job & migration growth Submarket had realized annual new multifamily inventory of only 2.7% of total supply Opportunity to reposition the asset through value add renovation 94% occupied at acquisition In-place asking rents approximately 10% below submarket competitive set Strong demand from renter profile for upgraded asset Renovations began in January 2018 & have included: New kitchens and bathrooms Clubhouse renovation – gym and game room Landscape enhancements / Exterior paint Outdoor grilling / Kitchen area installation Updated pool furniture and cabana seating area Renovations 88% complete by May 2020

Value Add Case Study: The Village at Auburn – The Economics ($ in millions, except monthly data) Before Acquisition Today Change Revenue $4.0 $4.7 +18% NOI $2.4 $3.0 +25% NOI Margin 59.7% 64.4% +470bps Average Effective Rental Rate $1,007/ month $1,229/month +22% Cap Rate 5.2% 5.0% -20bps Achieved outsized value creation Post renovation asset value of $59.1 million, representing an increase of 38% from acquisition Incremental value creation of $9.7 million, after renovation investment Enhanced resident profile, resulting in a 22% average effective rental rate increase as of May 2020 Generated unlevered ROI of 15% on interior improvements ($ in millions)

Value Add Case Study: Pointe at Canyon Ridge – Project Overview Before After Acquired asset in Sandy Springs, GA for $49m in September 2015, as part of the Trade Street portfolio acquisition Located just outside of Atlanta, this property was built in 1986, has 494 units and significant ROI potential Immediate access to major employment, including Perimeter center and North Fulton technology hubs Infill location with limited multifamily supply, adding only 3.6% of new inventory of total MSA supply Value add renovation allows for asset value to notably increase 95% occupied prior to renovation Proven demand for upgraded product: competing properties achieving rent premiums for upgrades Aging interiors allow for 20%+ rent increase Potential for operational costs savings Renovations began in January 2018 and have included: Clubhouse renovation – fitness center and lounge Landscaping and exterior lighting enhancements Outdoor space – playground, grilling area, dog park Resurfaced tennis courts Updated two pools with new furniture Renovations 76% complete by May 2020

Value Add Case Study: Pointe at Canyon Ridge – The Economics Achieved outsized value creation Post renovation asset value of $87.3 million, representing an increase of 80% from acquisition Incremental value creation of $33.5 million, after renovation investment Enhanced resident profile, resulting in a 40% average effective rental rate increase as of May 2020 Generated unlevered ROI of 24% on interior improvements ($ in millions) ($ in millions, except monthly data) Before Acquisition Today Change Revenue $4.9 $6.8 +39% NOI $2.7 $4.2 +56% NOI Margin 54.7% 64.2% +950bps Average Effective Rental Rate $802/ month $1,119/month +40% Cap Rate 5.2% 5.0% -20bps

Value Add Projects and Pipeline Maximize Portfolio Value

IRT'S REDEVELOPMENT OPPORTUNITY

$'s in 000's, except units and per share amounts

4.4K
UNITS REMAINING IN PROJECT PIPELINE

	Completed to Date(1)	Remaining(2)	Total
Units	3,025	1,634	4,659
Capital Invested	$ 38,070	$ 17,750	$ 55,820
Incremental NOI	$ 6,284	$ 3,666	$ 9,950
Incremental Value Created(3)	$ 80,497	$ 51,413	$ 131,909

CURRENT VALUE OPPORTUNITY(2)

INCREMENTAL NOI	INCREMENTAL VALUE AT 5.3% CAP RATE(3)	NET VALUE PER SHARE(4)
$10.0M	$131.9M	$1.39



Projects on hold
Projects continuing

FUTURE VALUE OPPORTUNITY(2)

		NET VALUE PER SHARE (4)
Units	2,477	$0.56
Capital Invested	$ 22,428	
Incremental NOI	$ 4,017	
Incremental Value Created(3)	$ 53,364	

Total Value Creation Opportunity of

$1.95

per share

Constantly evaluating the portfolio for additional value add opportunities

(1) Information as of 3/31/20.
(2) These projections constitute forward-looking information. See "Forward-Looking Statements" on slide 38.
(3) Represents incremental NOI, divided by a 5.3% cap rate, net of capital invested. The 5.3% cap rate represents the mid-point of those cap rates used by IRT's analysts in computing their respective NAVs.
(4) Per share values based on weighted-average shares and units outstanding of 95.0 million.

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Independence Realty Trust

Total Market Capitalization calculated based on share price as of market close on 3/31/2017 and 3/31/2020, respectively. Reflects debt maturities as of 3/31/2020. Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of one-time items impacting quarterly EBITDA. Actual net debt to Adjusted EBITDA for the quarter ended March 31, 2020 was 10.3x. 1Q 2017 54.4% Net debt to gross assets Simple Capital Structure We have a simple capital structure... With limited near-term debt maturities… …And limited exposure to interest rate risk. Our focus is reducing leverage. 1Q 2020 50.9% Net debt to gross assets Total Debt Common Equity Market Capitalization Net Debt to Adjusted EBITDA Total Capitalization Floating Rate Debt Fixed Rate / Hedged Debt 1Q 2020 86% Fixed/Hedged $ in millions $1.44bn $1.9bn Actual Debt Maturity Schedule (2) Net Debt to Gross Assets (1) (3) 1Q 2020 3

Path to Continued Long-Term Growth Operational efficiencies and enhanced resident experience through: Smart home technology pilot High-speed internet rollout Innovative technology strategy Value add community redevelopment initiatives: Redevelopment ongoing at 3,656 units across 12 properties, creating outsized NOI growth Redevelopment on hold at 2,477 units across 11 properties, to be assessed as market conditions improve Expect 15-20% return on investment, unlocking an additional $3.7 million in annual NOI (1)(2) This additional NOI is expected to be fully realized within 12 months of the completion of all projects. These projections constitute forward-looking information. See “Forward-Looking Statements” on slide 38. Clear investment strategy focused on middle-market communities across non-gateway MSAs. Targeted submarkets within non-gateway markets exhibiting: Strong apartment demand Limited new construction Strong economic indicators Creating value by identifying the right assets in the right markets Technology Value Add Program Non-Gateway Markets

Appendix & Definitions

Source: Costar 2020 Q1 data release. IRT weighted averages are based on unit count as of 3/31/20. Gateway markets represent an arithmetic mean of New York, Washington DC, San Francisco and Los Angeles. Markets Demonstrate Strong Population & Employment Growth Population & Employment growth in IRT’s markets to outperform the National average Population Growing at a Higher Rate Population in IRT’s markets grew 1.08% in 2019 compared to 0.12% in Gateway Markets and 0.48% across the country (1) (2) Employment Outperforming National Averages Employment in IRT’s markets grew 1.88% in 2019 compared to 2.10% in Gateway Markets and 1.38% nationally (1) (2)

Assets Demonstrate Attractive Apartment Industry Dynamics Low Homeownership Limited New Supply The national Class B vacancy rate remains resilient to supply and demand shocks with 2020 projected to be the largest spread in vacancy rates between Class A & B, with Class B at 6.8% and Class A at 11.9% The majority of new supply remains concentrated in gateway markets, and competes with existing Class A properties for renters by choice compared to renters by necessity in Class B properties Homeownership Data Source: U.S Census Bureau as of Q1 2020. New Completions (Supply) Data Source: CoStar Q1 2020 Data Release. The favorable fundamentals of our markets drive demand for our assets Growth in households increases the pool of renters, even more so during periods of reduced homeownership The homeownership rate was 65.3% in Q1 2020 down from 69.2% in 4Q 2004 (the peak) and slightly higher than 64.2% in Q1 2019 Homeownership affordability remains challenging for many households, especially first-time buyers as unemployment rates rise and mortgages are becoming more difficult to qualify for

Communities located within 5 min. of major highways Communities located in top school districts Benefiting from suburban sprawl, well-positioned in MSA with growing ancillary job markets Major company presence in Atlanta include: Our Markets | Atlanta (1) Source: CoStar 2020 Q1 Data Release New units estimated to come as a percentage of total supply For Budgeted 2020 Fiscal Year, including the acquisition of The Adley Craig Ranch in Dallas, TX Atlanta represents 14.3% of IRT’s NOI, portfolio-wide (3) Pointe at Canyon Ridge Sandy Springs, GA Crestmont Marietta, GA

14th largest city in the U.S. by population Strong accessibility to major highway I-270 Near thriving employment hubs such as Rickenbacker International airport Class B communities insulated from new Class A construction Major employers, and companies with headquarter-presence include: Our Markets | Columbus(1) Source: CoStar 2020 Q1 Data Release New units estimated to come as a percentage of total supply For Budgeted 2020 Fiscal Year, including the acquisition of The Adley Craig Ranch in Dallas, TX Columbus represents 8.4% of IRT’s NOI, portfolio-wide (3) Bennington Pond Apartments Groveport, OH Schirm Farms Canal Winchester, OH

Communities located within 5 min. of major throughways Easy access to local retail centers Concentration around Research Triangle Park Many companies have a strong presence in the area, including: Our Markets | Raleigh – Durham (1) Source: CoStar 2020 Q1 Data Release New units estimated to come as a percentage of total supply For Budgeted 2020 Fiscal Year, including the acquisition of The Adley Craig Ranch in Dallas, TX Raleigh-Durham represents 12.2% of IRT’s NOI, portfolio-wide (3) Creekstone at RTP Durham, NC Waterstone at Brier Creek Raleigh, NC

Located within 5 min. of major highways Benefiting from the proximity to growing industrial footprint Each community is in a top school district in the market Burgeoning tourism hub Major employers include: Our Markets | Louisville (1) Source: CoStar 2020 Q1 Data Release New units estimated to come as a percentage of total supply For Budgeted 2020 Fiscal Year, including the acquisition of The Adley Craig Ranch in Dallas, TX Louisville represents 9.2% of IRT’s NOI, portfolio-wide (3) Prospect Park Apartment Homes Louisville, KY Meadows Apartment Homes Louisville, KY

$3 billion Water Street mixed-use investment backed by Jeff Vinik and Bill Gates is underway downtown Major employers in the area include: Major companies have committed to a major presence in the market such as: Our Markets | Tampa (1) Source: CoStar 2020 Q1 Data Release New units estimated to come as a percentage of total supply For Budgeted 2020 Fiscal Year, including the acquisition of The Adley Craig Ranch in Dallas, TX Tampa represents 7.7% of IRT’s NOI, portfolio-wide (3) Lucerne Tampa, FL Vantage on Hillsborough Tampa, FL

15th largest city in the U.S. by population Located within 5 min. of major highways Communities located in top school districts Experienced outsized job growth in health care and retail trade industries Major employers include: Our Markets | Indianapolis (1) Source: CoStar 2020 Q1 Data Release New units estimated to come as a percentage of total supply For Budgeted 2020 Fiscal Year, including the acquisition of The Adley Craig Ranch in Dallas, TX Indianapolis represents 5.2% of IRT’s NOI, portfolio-wide (3) Bayview Club Apartments Indianapolis, IN Riverchase Apartments Indianapolis, IN

17th largest city in the U.S. by population Long-term demand fundamentals are favorable with outsized population growth projected in the key age group of 20-34 (4) Favorable average rent growth outpaces national average (4) Job growth driven by an economic shift away from a manufacturing economy toward a service economy Major employers include: Our Markets | Charlotte (1) Source: CoStar 2020 Q1 Data Release New units estimated to come as a percentage of total supply For Budgeted 2020 Fiscal Year, including the acquisition of The Adley Craig Ranch in Dallas, TX Fannie Mae Multifamily and Economics Research Charlotte represents 2.2% of IRT’s NOI, portfolio-wide (3) Fountains Southend Charlotte, NC

Metro area ranked 8th in the U.S. in terms of population growth in 2018 (4) New development lags rental market supply (5) Major employers include: Our Markets | Orlando (1) Source: CoStar 2020 Q1 Data Release New units estimated to come as a percentage of total supply For Budgeted 2020 Fiscal Year, including the acquisition of The Adley Craig Ranch in Dallas, TX For 2018 Fiscal Year Fannie Mae Multifamily and Economics Research Orlando represents 2.6% of IRT’s NOI, portfolio-wide (3) Millenia 700 Orlando, FL

Value Add Summary
Project Life to Date as of March 31, 2020

								Renovation Costs per Unit (b)				
Property	Market	Percentage Complete	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (d)
Ongoing												
The Village at Auburn	Raleigh-Durham, NC	87.5%	328	287	256	179	17.3%	14,445	2,108	16,553	14.9%	13.0%
Pointe at Canyon Ridge	Atlanta, GA	72.1%	494	356	352	182	19.0%	8,938	1,773	10,711	24.4%	20.3%
Haverford	Lexington, KY	77.5%	160	124	122	85	10.0%	5,402	798	6,200	18.9%	16.4%
Crestmont	Atlanta, GA	91.8%	208	191	185	147	15.8%	12,258	7,742	20,000	14.4%	8.8%
The Commons at Canal Winchester	Columbus, OH	51.9%	264	137	114	191	22.1%	10,274	402	10,675	22.4%	21.5%
Creekside Corners	Atlanta, GA	63.1%	444	280	267	180	19.3%	8,932	1,314	10,246	24.2%	21.1%
Stonebridge Crossing	Memphis, TN	66.4%	500	332	297	130	15.5%	9,723	1,131	10,855	16.0%	14.4%
Arbors River Oaks	Memphis, TN	58.6%	191	112	100	239	20.6%	9,494	561	10,055	30.2%	28.5%
Vantage at Hillsborough	Tampa, FL	37.6%	348	131	111	194	18.7%	12,958	2,155	15,113	18.0%	15.4%
Waterford Landing	Atlanta, GA	13.5%	260	35	32	201	20.6%	8,994	685	9,678	26.9%	25.0%
North Park	Atlanta, GA	13.8%	224	31	25	194	20.3%	8,866	268	9,134	26.2%	25.4%
Avalon Oaks	Columbus, OH	2.6%	235	6	12	273	27.4%	10,793	1,021	11,815	30.3%	27.7%
Total/Weighted Average			3,656	2,022	1,873	$169	17.7%	$10,273	$2,009	$12,282	19.7%	16.5%
On hold (e)												
Jamestown	Louisville, KY	70.2%	356	250	238	281	34.0%	16,148	5,161	21,309	20.9%	15.8%
Oxmoor	Louisville, KY	61.8%	432	267	258	190	21.3%	16,188	127	16,314	14.1%	14.0%
Brunswick Point	Wilmington, NC	67.7%	288	195	167	64	6.5%	6,775	56	6,830	11.4%	11.3%
Schirm Farms	Columbus, OH	73.1%	264	193	187	79	9.2%	7,709	613	8,322	12.3%	11.4%
Lucerne	Tampa, FL	35.5%	276	98	78	270	24.7%	13,141	634	13,775	24.6%	23.5%
Rocky Creek	Tampa, FL	0.0%	264	0	0	-	0.0%	-	-	-	0.0%	0.0%
Meadows	Louisville, KY	0.0%	400	0	0	-	0.0%	-	-	-	0.0%	0.0%
Westmont Commons	Asheville, NC	0.0%	252	0	0	-	0.0%	-	-	-	0.0%	0.0%
Walnut Hill	Memphis, TN	0.0%	362	0	0	-	0.0%	-	-	-	0.0%	0.0%
Lenoxplace	Raleigh-Durham, NC	0.0%	268	0	0	-	0.0%	-	-	-	0.0%	0.0%
Thornhill	Raleigh-Durham, NC	0.0%	318	0	0	-	0.0%	-	-	-	0.0%	0.0%
Total/Weighted Average			3,480	1,003	928	$175	19.7%	$12,519	$1,546	$14,064	16.8%	14.9%
Grand Total/Weighted Average			7,136	3,025	2,801	$171	18.3%	$11,017	$1,568	$12,585	18.6%	16.3%

(a) The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.

(b) Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

(c) Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit.

(d) Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit.

(e) Renovations at these properties have been paused or otherwise delayed as we evaluate market conditions amid the COVID-19 pandemic.

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Independence Realty Trust

Resident Demographics at a Glance (1) Data as of 3/31/2020. 47% 53% Gender Breakdown 76% 24% Marital Status 38 Average Income of residents between 40% $70k Average Rent to Income 18-29 years old Average Age with Young, growing resident population benefiting from amenity-rich communities without overextending on rent 19% Residents make up a diverse, expansive job pool Top Industries of Residents Include: Office and Administrative Staff Medical Sales/Retail Technology Education Hospitality Male Female Single Married

Sustainability Commitment We believe that operating multifamily real estate can be conducted with a conscious regard for the environment and wider society. Find out more on the Sustainability page of IRT’s Investor Relations website at http://investors.irtliving.com.

Definitions and Non-GAAP Financial Measure Reconciliations This presentation may contain non-U.S. generally accepted accounting principals (“GAAP”) financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this document and/or IRT’s reports filed or furnished with the SEC available at IRT’s website www.IRTLIVING.com under Investor Relations. IRT’s other SEC filings are also available through this website. Average Effective Monthly Rent per Unit Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  IRT believes average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month. Average Occupancy Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period. EBITDA and Adjusted EBITDA EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, and abandoned deal costs. EBITDA and Adjusted EBITDA are each non-GAAP measures. IRT considers each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs. Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”) IRT believes that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, and other non-cash or non-operating gains or losses related to items such as abandoned deal costs from the determination of FFO. IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO provide investors with additional useful measures to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Definitions and Non-GAAP Financial Measure Reconciliations

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

	As of				
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Total debt	$1,049,541	$985,572	$979,330	$989,499	$990,920
Less: cash and cash equivalents	(57,436)	(9,888)	(6,587)	(11,060)	(9,030)
Total net debt	$992,105	$975,684	$972,743	$978,439	$981,890

IRT presents net debt because management believes it is a useful measure of IRT's credit position and progress toward reducing leverage. The calculation is limited because IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

IRT believes that Net Operating Income ("NOI"), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, IRT's NOI may not be comparable to other REITs. IRT believes that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. IRT uses NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of IRT's financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of				
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Total assets	$1,757,138	$1,664,106	$1,653,017	$1,655,747	$1,655,849
Plus: accumulated depreciation	172,789	158,435	148,924	141,965	132,448
Plus: accumulated amortization	19,567	19,197	19,232	19,495	19,658
Total gross assets	$1,949,494	$1,841,738	$1,821,173	$1,817,207	$1,807,955

37

Independence Realty Trust

Forward-Looking Statements This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, IRT’s expectations with respect to capital allocations, including as to the timing and amount of future dividends. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of IRT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within IRT’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause IRT’s actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on the financial condition, results of operations, cash flows and performance of IRT and its tenants as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by the Company with the SEC, specifically the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as it may be updated or supplemented in the Company's Quarterly Reports on Form 10-Q and the Company's other filings with the SEC, which identify additional risk factors that could cause actual results to differ from those contained in forward-looking statements. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the expected amount of the quarterly dividend described in this supplemental information.